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                                                                     EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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NAME:                              JURISDICTION OF FORMATION   DOING BUSINESS AS:
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
Panavision International, L.P.     Delaware                    Panavision;
                                                               Panavision Florida;
                                                               Panavision Hollywood;
                                                               Panavision Wilmington;
                                                               Lee Filters
Panavision Remote Systems Inc.     California
Keepco I, Inc.                     Delaware
Keepco II, Inc.                    Delaware
Panavision U.K. Holdings, Inc.     Delaware
Victor Duncan, Inc.                Michigan                    Panavision Chicago;
                                                               Panavision Dallas
Panavision (1998) Limited          New Zealand
Panavision Europe Limited          United Kingdom              Panavision U.K.;
                                                               Panavision Ireland;
                                                               Panavision France;
                                                               Lee Filters;
                                                               Panavision Alga;
                                                               Panavision Australia
Panavision Canada Holdings, Inc.   Ontario, Canada
Panavision New Zealand Limited     New Zealand
Lee Filters Limited                United Kingdom
Camera Bellows Limited             United Kingdom
Panavision Poland Ltd.             United Kingdom
Joe Dunton Cameras Limited         United Kingdom
Lee Lighting Ltd.                  United Kingdom              Lee Lighting
Panavision (Canada) Corporation    Ontario, Canada             Panavision Canada
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